INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-66452 of Lincoln Benefit Life Company (the "Company") on Form S-3 of our report dated February 5, 2003 relating to the financial statements and the related financial statement schedule of the Company, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 12), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002, to its use in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Company), which is part of Registration Statement No. 333-61146 of Lincoln Benefit Life Variable Annuity Account (the "Account"), to the use of our report dated March 7, 2003 relating to the financial statements of the Account also appearing in such Statement of Additional Information and to the references to us under the heading "Experts" in such Registration Statement and Statement of Additional Information.




/s/ Deloitte & Touche LLP

Chicago, Illinois
April 10, 2003

Exhibit 23(b) Consent of Attorneys


Christopher S. Petito                                               202-965-8152


                                                                  April 14, 2003


Lincoln Benefit Life Company
Lincoln Benefit Life Centre
Lincoln, Nebraska  68501-0469

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 3 to the Registration Statement No. 333-66452 of Lincoln Benefit Life Company on Form S-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            Jorden Burt LLP

                                                /s/ Christopher S. Petito
                                          By:---------------------------
                                                   Christopher S. Petito